United States
Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K/A
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 8, 2010
Endeavour International Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-32212 (Commission file Number)	88-0448389 (I.R.S. Employer Identification No.)

1001 Fannin, Suite 1600, Houston, Texas 77002 (Address of principal executive offices) (Zip code)

(713) 307-8700 Registrant’s telephone number, including area code
None
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act.
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Endeavour International Corporation
Explanatory Note: This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed on January 11, 2010. This Current Report on Form 8-K/A is being filed to provide Exhibits 2.1, 2.2 and 10.1 which were not included in the initial Form 8-K.
ITEM 1.01. Entry into a Material Definitive Agreement.
On January 6, 2010, Endeavour International Corporation announced the acquisition of significant positions in four U.S. resource plays, including the highly prospective Haynesville and Marcellus gas shale plays in North Louisiana/East Texas and Western Pennsylvania, respectively, and new frontier plays in Alabama and Montana.
Endeavour funded the initial cash contributions for these new joint ventures from existing cash reserves. Future drilling costs are expected to be funded from existing cash balances, expanding credit capacity and potential capital market activity.
Haynesville and Marcellus Shale Play Acquisition
We entered into a participation agreement with Cohort Energy Company (a subsidiary of J-W Operating Company) and acquired 50 percent of Cohort’s interests in approximately 66,000 gross (27,000 net) acres in North Louisiana/East Texas and Western Pennsylvania, primarily in the Haynesville and Marcellus gas shale plays. Our initial investment is $15 million cash and we will pay a share of Cohort’s drilling and completion expenditures as wells are drilled over the next few years.
We have the right to refuse to participate in a proposed well if we reasonably determine that the well is not technically and economically justified.
Alabama Shale Play Acquisition
Endeavour has acquired 50 percent of Hillwood Energy Alabama LP’s position in Hillwood’s unproven, but highly prospective new multi-target gas shale play in Alabama. Our leasehold position covers approximately 160,000 gross acres (63,000 net acres) with an initial net investment of approximately $8.0 million.
Unless the context otherwise requires, references to “Endeavour”, “we”, “us” or “our” mean Endeavour International Corporation and our consolidated subsidiaries.
ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits.

2.1 †	Purchase and Sale and Participation Agreement by and between Endeavour and Hillwood Energy Alabama LP. Schedules and Exhibits are omitted pursuant to Section 601(b)(2) of Regulation S-K. Endeavour agrees to furnish supplementally a copy of any omitted Schedule to the SEC upon request.

Endeavour International Corporation

2.2 †	Purchase and Sale Agreement between Endeavour and Cohort Energy Company. Schedules and Exhibits are omitted pursuant to Section 601(b)(2) of Regulation S-K. Endeavour agrees to furnish supplementally a copy of any omitted Schedule to the SEC upon request.

10.1 †	Final Participation Agreement between Endeavour and Cohort Energy Company.

†	Confidential treatment has been requested for portions of this exhibit. Portions of these documents have been omitted from the corresponding filing and submitted separately to the Securities and Exchange Commission.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Endeavour International Corporation

By:	/s/ Robert L. Thompson
Robert L. Thompson
Chief Accounting Officer
Date: January 19, 2010